                                                                     EXHIBIT (i)

October 3, 2002

Securities and Exchange Commission
450 Fifth Street
Washington, D.C. 20549

Re:  The Enterprise Group of Funds, Inc.
     Registration Statement No. 2-28097

Dear Sir or Madam:

I am counsel to The Enterprise Group of Funds, Inc., (the "Fund"), and in so acting, have reviewed Post-Effective Amendment No. 71 (the "Post Effective Amendment") to the Fund's Registration Statement on Form N-1A, Registration File No. 2-28097. In connection therewith, the Fund has requested that I provide this letter.

In my examination of the Post-Effective Amendment, I have assumed the conformity to the originals of all documents submitted to me as copies.

Based upon the foregoing, I hereby advise you that:

        (1) the Fund is a corporation duly incorporated and validly existing in good standings under the laws of the State of Maryland;

        (2) the Common Stock to be offered has been duly authorized and, when sold as contemplated in the Amendments, will be validly issued, fully paid and nonassessable.


Very truly yours,


/s/ STUART M. WEITZ


Stuart M. Weitz